Exhibit 2.1
Hicks Acquisition Company I, Inc.
100 Crescent Court, Suite 1200
Dallas, Texas 75201
Fax: (214)615-2236
September 9, 2009
Resolute Holdings, LLC
Resolute Holdings Sub, LLC
Attn: James M. Piccone
1675 Broadway St.
Denver, Colorado 80202
     Re: Purchase and IPO Reorganization Agreement
     Reference is made to that certain Purchase and IPO Reorganization Agreement (the “Acquisition Agreement”), dated as of August 2, 2009, by and among Hicks Acquisition Company I, Inc. (“Buyer”), Resolute Holdings, LLC, Resolute Holdings Sub, LLC (“Seller”), Resolute Aneth, LLC, Resolute Energy Corporation (“IPO Corp.”), Resolute Subsidiary Corporation (“Merger Sub”), and HH-HACI, L.P. (“Founder”). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Acquisition Agreement. The undersigned hereby agree as follows:
     Neither Seller nor Buyer shall exercise their rights under Section 9.1(a)(iv) of the Acquisition Agreement at any time prior to October 6, 2009 if the Buyer Stockholder Approval shall have been obtained and the Charter Amendment shall have become effective and in such case, the parties won’t exercise their rights under Section 9.1(a)(iv) of the Acquisition Agreement unless the Closing shall not have occurred by October 6, 2009.
     Notwithstanding Sections 1.5(b), 1.5(c) and 1.6(b) of the Acquisition Agreement requiring (i) the cancellation and forfeiture of 7,335,000 shares of Buyer Common Stock and 4,600,000 Founder’s Warrants held by Founder and (ii) the restriction of 1,865,000 shares of IPO Corp. Common Stock receivable in the Merger in exchange for 1,865,000 shares of Buyer Common Stock held by Founder, the parties hereto hereby acknowledge and agree that such cancellation and forfeiture and such restriction shall be allocated pro rata among Founder and each of Buyer’s independent directors, as reflected on Schedule I hereto.
     The parties hereto acknowledge and agree that except as modified herein, the Acquisition Agreement remains in full force and effect. Please acknowledge your agreement to these terms by signing and returning this letter to the undersigned at the address listed above.

HICKS ACQUISITION COMPANY I, INC.
By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	President, Chief Executive Officer and Chief
Financial Officer

Agreed to and Acknowledged:

RESOLUTE ENERGY CORPORATION		RESOLUTE SUBSIDIARY CORPORATION

By:	/s/ James M. Piccone	By:	/s/ James M. Piccone

Name:	James M. Piccone	Name:	James M. Piccone

Title:	President	Title:	President

Date:	9/9/09	Date:	9/9/09

RESOLUTE ANETH, LLC		RESOLUTE HOLDINGS SUB, LLC

By:	/s/ James M. Piccone	By:	/s/ James M. Piccone

Name:	James M. Piccone	Name:	James M. Piccone

Title:	President	Title:	President

Date:	9/9/09	Date:	9/9/09

RESOLUTE HOLDINGS, LLC

By:	/s/ James M. Piccone

Name:	James M. Piccone

Title:	President

Date:	9/9/09

HH-HACI, L.P.

By:	HH-HACI GP LLC, its general partner

By:	/s/ Joseph B. Armes

Name:	Joseph B. Armes

Title:

Date:	9/9/09

Agreed to and Acknowledged, Solely with Respect
to Sections 1.5(b), 1.5(c) and 1.6(b) of the
Acquisition Agreement, as modified by this Letter:

/s/ William H. Cunningham

William H. Cunningham

/s/ William A. Montgomery

William A. Montgomery

/s/ Brian Mulroney

Brian Mulroney

/s/ William F. Quinn

William F. Quinn
Purchase and IPO Reorganization Agreement
Letter Agreement
Signature Page

Schedule I

	Forfeited Common Stock and Warrants / Earnout Shares
	Pre-Closing	Forfeited		Pre-Closing	Forfeited
	Buyer	Buyer Common	Earnout Shares	Founder's	Founder’s
Holder	Common Stock	Stock		Warrants	Warrants
HH-HACI, L.P.	13,524,000	7,188,300	1,827,700	13,524,000	4,508,000
William H. Cunningham	69,000	36,675	9,325	69,000	23,000
William A. Montgomery	69,000	36,675	9,325	69,000	23,000
Brian Mulroney	69,000	36,675	9,325	69,000	23,000
William F. Quinn	69,000	36,675	9,325	69,000	23,000

Total	13,800,000	7,335,000	1,865,000	13,800,000	4,600,000

	Pre and Post-Closing Ownership in Resolute Energy Corporation (“IPO Corp.”)
	Pre-Closing		Post-Closing[1]
	Buyer	Buyer	IPO Corp.	IPO Corp.	IPO Corp.
Holder	Common Stock	Founder’s Warrants	Common Stock	Earnout Shares	Founders Warrants
HH-HACI, L.P.	13,524,000	13,524,000	4,508,000	1,827,700	9,016,000
William H. Cunningham	69,000	69,000	23,000	9,325	46,000
William A. Montgomery	69,000	69,000	23,000	9,325	46,000
Brian Mulroney	69,000	69,000	23,000	9,325	46,000
William F. Quinn	69,000	69,000	23,000	9,325	46,000

[1]	Post-Closing numbers assume none of the holders purchase additional shares of HACI common stock or warrants (in addition to the shares of HACI common stock or warrants issued in connection with the initial public offering of HACI).